UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2022

HEARTCORE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41272	87-0913420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan

(Address of principal executive offices)

+81-3-6409-6966

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HTCR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed on May 25, 2022 by HeartCore Enterprises, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”), on May 13, 2022, the Company entered into a Consulting and Services Agreement (the “Consulting Agreement”) by and between the Company and Syla Technologies Co., Ltd., f/k/a SYLA Holdings Co. Ltd. (“SYLA”), pursuant to which the Company agreed to provide SYLA certain services.

On August 17, 2022, the Company and SYLA entered into Amendment No. 1 to the Consulting Agreement (“Amendment No. 1”). In Amendment No. 1, the parties acknowledged and agreed that pursuant to the terms of the Consulting Agreement, SYLA agreed to pay to the Company, among other things, a cash “services fee” in the amount of $500,000, to be paid at certain times, including $150,000 on August 13, 2022 (the “Second Payment”). Pursuant to the terms of Amendment No. 1, the parties agreed that in lieu of making the Second Payment, SYLA would issue to the Company a warrant to acquire 37,500 shares of SYLA’s capital stock (the “New Warrant”). Upon issuance of the New Warrant, the cash “services fee” will be deemed reduced to $350,000, of which $200,000 was paid on May 13, 2022, and of which the remaining $150,000 will remain due and payable on November 13, 2022.

On August 17, 2022, SYLA issued the New Warrant to the Company. Pursuant to the terms of the New Warrant, the Company may, at any time on or after the date (the “IPO Date”) that SYLA completes its first initial public offering of stock in the United States resulting in any class of SYLA’s stock being listed for trading on any tier of the Nasdaq Stock Market, the New York Stock Exchange or the NYSE American (the “IPO”) and on or prior to the close of business on the tenth anniversary of the IPO Date, exercise the New Warrant to purchase 37,500 shares of SYLA’s common stock for an exercise price per share of $0.01, subject to adjustment as provided in the New Warrant. The number of shares for which the New Warrant will be exercisable will be automatically adjusted on the IPO Date to be 3% of the fully diluted number and class of shares of capital stock of SYLA as of the IPO Date that are listed for trading. The New Warrant contains a 9.99% equity blocker.

The foregoing description of Amendment No. 1 and the New Warrant is qualified in its entirety by reference to Amendment No. 1 and the New Warrant, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and which are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 16, 2022, the Company held its 2022 virtual annual meeting of stockholders (the “Annual Meeting”) to vote on the following matters:

1. Election of Directors

Each of the following seven nominees was elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next annual meeting of stockholders and until their successors have been duly elected and have qualified.

Nominee	For	Against	Abstain	Broker Non- Votes
Sumitaka Yamamoto	14,156,896	18,151	4,161	1,525,054
Kimio Hosaka	14,157,096	18,151	3,961	1,525,054
Ferdinand Groenewald	14,159,936	15,111	4,161	1,525,054
Yoshitomo Yamano	14,159,936	15,111	4,161	1,525,054
Yuki Tan	14,160,136	15,111	3,961	1,525,054
Takeshi Omoto	14,159,917	15,111	4,180	1,525,054
Yuta Katai	14,159,931	15,116	4,161	1,525,054

2. Non-binding Advisory Vote on Executive Compensation

Stockholders voted to approve the following resolution, in accordance with the voting results listed below: “RESOLVED, that the stockholders of HeartCore Enterprises, Inc. approve, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed in the proxy statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Executive Compensation Summary section, compensation tables and narrative discussion, and other related disclosure.”

For	Against	Abstain	Broker Non-Votes
14,154,836	23,246	1,126	1,525,054

3. Non-binding Advisory Vote on Frequency of Executive Compensation Advisory Vote

Stockholders voted, on a non-binding, advisory basis, for every three years as the frequency for the Company’s executive compensation advisory vote, in accordance with the voting results listed below.

One Year	Two Years	Three Years	Abstain
31,694	1,639	14,145,549	326

4. Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of MaloneBailey, LLP as the independent auditors of the Company for the fiscal year ending December 31, 2022, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
15,698,723	241	5,298	—

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Consulting and Services Agreement, dated as of August 17, 2022, by and between the registrant and Syla Technologies Co. Ltd.

10.2	Common Stock Purchase Warrant issued on August 17, 2022 by Syla Technologies Co. Ltd. to the registrant.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTCORE ENTERPRISES, INC.

Dated: August 18, 2022	By:	/s/ Sumitaka Yamamoto
	Name:	Sumitaka Yamamoto
	Title:	Chief Executive Officer